SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2003

MASSBANK Corp.

(Exact name of Registrant as specified in its charter)

Delaware	0-15137	04-2930382
State or other Jurisdiction of Incorporation	(Commission File Number)	(I.R.S. Employee Identification Number)

123 Haven Street

Reading, MA 01867

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 662-0100

Form 8-K

Item 7.	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

99.1 Press Release, dated October 23, 2003

Item 9.	Regulation FD Disclosure (Information provided under Item 12 – Results of Operations and Financial Condition.)

On October 23, 2003, MASSBANK Corp. issued a Press Release reporting financial results for the third quarter of fiscal year 2003. A copy of the Press Release is being furnished as Exhibit 99.1 to this report and is incorporated into this report by reference.

Item 12 of Form 8-K, “Results of Operations and Financial Condition,” requires the Company to furnish the Press Release to the Securities and Exchange Commission. In accordance with interim guidance issued by the Securities and Exchange Commission in Release No. 33-8216, MASSBANK Corp. is furnishing the Press Release required by Item 12 under Item 9 of this report.

October 27, 2003

Page Two

The information being furnished under Item 9 of this report shall not be considered “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Signatures:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2003

MASSBANK Corp.

By:	/s/ Reginald E. Cormier
Name:	Reginald E. Cormier
Title:	Sr. V.P., Treasurer and CFO